PRICING SUPPLEMENT NO.  1A                                        Rule 424(b)(3)
DATED:  August 16, 1999                                       File No. 333-83049
(To Prospectus  dated August 9, 1999
and Prospectus Supplement dated August 9, 1999)

                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $80,000,000   Floating Rate Notes [ ]   Book Entry Notes [x]

Original Issue Date: 9/24/99    Fixed Rate Notes [x]      Certificated Notes [ ]

Maturity Date: 9/24/2014        CUSIP#:  073928KR3

Option to Extend Maturity:      No    [x]
                                Yes   [ ]   Final Maturity Date:


                                              Optional        Optional
                            Redemption        Repayment       Repayment
        Redeemable On        Price(s)          Date(s)        Price(s)
        -------------        --------          -------        --------

              *                 N/A              N/A             N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  8.00%

Interest Payment Dates: **


Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                              Maximum Interest Rate:

[ ]  Commercial Paper Rate                        Minimum Interest Rate:

[ ]  Federal Funds Rate                           Interest Reset Date(s):

[ ]  Treasury Rate                                Interest Reset Period:

[ ]  LIBOR Reuters                                Interest Payment Date(s):

[ ]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate:                            Interest Payment Period:

Index Maturity:

Spread (plus or minus):

* Commencing September 24, 2000 and on the 24th of each month thereafter, the Notes may be called in whole at the option of the Company on eight calendar days' notice.

**   Monthly on the 24th of each month, commencing 10/24/99.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.